Exhibit 10.9


                      [BOLDER VENTURE PARTNERS LETTERHEAD]


January 18, 2000

E-xact Transactions Ltd.
2415 - 555 West Hastings Street
Vancouver, B.C.  V6H 4N6

ATTENTION:     LANCE TRACEY AND PETER FAHLMAN

Dear Sirs:

Re: Engagement Agreement -
    BOLDER VENTURE PARTNERS ("BVP") AND E-XACT TRANSACTIONS LTD. (THE "COMPANY")
    ----------------------------------------------------------------------------

We write further to the July 28, 1999 agreement (the "Engagement Agreement") made between BVP and the Company and to record the following amendment to that agreement. Specifically, paragraph 3 of the Engagement Agreement shall be deleted in its entirety and replaced with the following:

        3. In partial consideration of BVP's services, e-XACT will issue BVP warrants (the "Warrants") to purchase 1,232,136 shares exercisable for a period of five years from the date hereof, which will vest in four equal tranches, subject to performance by BVP, as follows:

               o 225,000 of the Warrants will be exercisable upon execution by E-XACT of this Agreement, at a price of U.S. $0.25 per share;

               o 557,136 of the Warrants will be exercisable upon execution upon completion of the Initial Placement, at a price of U.S. $1.00 per share;

               o 225,000 of the Warrants will be exercisable upon completion of the IPO, at a price per Share equal to the IPO price (estimated to be $U.S. $1.00 per share); and

               o The final 225,000 of the Warrants will be exercisable immediately upon completion of the Follow-On Placement, at a price of equal to the private placement price.
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Please confirm our agreement set forth above by indicating, in the space indicated below, and returning to us the enclosed copy of this letter.

Sincerely yours,

BOLDER VENTURE PARTNERS LLC

Per:


/s/Daryl Yurek
Daryl Yurek



Accepted and agreed to as per the terms set forth above this 27th day of January, 2000.

e-XACT Transactions Ltd.



By: /s/illegible
   ----------------------------------
    Authorized Signatory